SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2021

CANNASSIST INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55740	82-1873116
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

855 SOUTH MISSION AVENUE, SUITE #K400

FALLBROOK CA 92028

888-991-2196

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

c/o INC. PLAN (USA)

TROLLEY SQUARE, SUITE 20C

WILMINGTON, DE 19806

Tel. 800-462-4633

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	N/A	N/A

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CANNASSIST INTERNATIONAL CORP.

Form 8-K

Current Report

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Change-in-Control Agreement and Contribution

On July 1, 2021, Mark Palumbo, an officer and director of CannAssist International Corp. (the “Company”), and Forty 7 Select Holdings LLC, an entity controlled by Greg Shockey (who was an existing shareholder of the Company), entered into an agreement pursuant to which Mark Palumbo transferred all of his 1,000 shares of Series A Preferred Stock (representing 100% of the Company’s issued and outstanding Series A Preferred Stock), of the Company to Forty 7 Select Holdings LLC in a private transaction. The Series A Preferred Stock provides the holder thereof the right to vote 60% of the Company’s voting shares on any and all shareholder matters and thereby constituted a change of control of the Company. Further, Mark Palumbo contributed 7,500,000 shares of common stock held by him to the treasury of the Company for cancellation at no cost (the “Contribution”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASSIST INTERNATIONAL CORP.

Date: July 2, 2021	By:	/s/ Mark Palumbo

Mark Palumbo, Chief Executive Officer

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